Exhibit 99.1

TMSR HOLDING COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

(UNAUDITED)

	September 30, 2018
		Pro Forma
	TMSR	Adjustments	Note	Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$889,244	$(345,387)	(a)	$543,857
Notes receivable	336,034	-		336,034
Accounts receivable, net	11,093,760	(10,433,554)	(a)	660,206
Accounts receivable - related party, net	1,065,657	(1,065,657)	(a)	-
Other receivables	475,980	(53,430)	(a)	422,550
Other receivable - related party	2,161	(2,161)	(a)	-
Inventories	5,614,489	(5,607,815)	(a)	6,674
Prepayments	31,989,661	(31,872,087)	(a)	117,574
Total current assets	51,466,986	(49,380,091)		2,086,895
PLANT AND EQUIPMENT, NET	6,060,303	(223,652)		5,836,651
OTHER ASSETS
Goodwill	6,955,665	-		6,955,665
Intangible assets, net	2,868,905	-		2,868,905
Other assets	11,646	(7,279)	(a)	4,367
Deferred tax assets	620,032	(584,693)	(a)	35,339
Total other assets	10,456,248	(591,972)		9,864,276
Total assets	$67,983,537	$(50,195,715)		$17,787,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short term loans - bank	$2,183,724	$(2,183,724)	(a)	$-
Third party loan	144,887	(144,887)	(a)	-
Deferred revenue	205,209	(205,209)	(a)	-
Accounts payable	368,646	(103,629)	(a)	265,017
Other payables and accrued liabilities	1,516,359	(1,767,087)	(a)	(250,728)
Other payables - related parties	4,803,385	(785,056)	(a)	4,018,329
Customer deposits	1,926,889	(965,842)	(a)	961,047
Taxes payable	16,604,953	(16,515,786)	(a)	89,167
Total current liabilities	27,754,052	(22,671,220)		5,082,832
OTHER LIABILITIES
Third party loan - noncurrent	145,582	-		145,582
Deferred rent liabilities	108,434	(108,434)	(a)	-
Total other liabilities	254,016	(108,434)		145,582
Total liabilities	28,008,068	(22,779,654)		5,228,414
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of September 30, 2018	-	-		-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 23,789,255 actual shares, 15,265,935 proforma shares, issued and outstanding as of September 30, 2018*	2,379	(852)	(b)	1,527
Additional paid-in capital	22,878,496	(4,143,694)	(a) (b)	18,734,802
Statutory reserves	2,259,332	(2,259,332)	(a)	-
Retained earnings	16,706,160	(21,975,426)	(a)	(5,269,266)
Accumulated other comprehensive loss	(1,870,898)	963,243	(a)	(907,655)
Total shareholders’ equity	39,975,469	(27,416,061)		12,559,408
Total liabilities and shareholders’ equity	$67,983,537	$(50,195,715)		$17,787,822

*	Giving retroactive effect to the 2 for 1 split effected on June 20, 2018
(a)	These adjustments reflect the elimination of assets and liabilities attributable to Hubei Shengrong (“Disposal Group”) through cancellation of 8,523,320 shares of common stock
(b)	These adjustments reflect the cancellation of 8,523,320 shares of common stock at book value as no gain/loss being recognized in the transaction as the Chief Executive Officer of the Company control the entity who previously owned the cancelling shares.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TMSR HOLDING COMPANY LIMITED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Nine Months Ended September 30, 2018
		Pro Forma
	TMSR	Adjustments	Note	Pro Forma
REVENUES
Equipment and systems	$15,393,627	$(15,393,627)	(a)	$-
Trading and others	1,852,812	(1,852,162)	(a)	650
Coating materials	2,653,187	-		2,653,187
TOTAL REVENUES	19,899,626	(17,245,789)		2,653,837

COST OF REVENUES
Equipment and systems	12,944,978	(12,944,978)	(a)	-
Trading and others	1,295,066	(1,295,066)	(a)	-
Coating materials	1,838,776	-		1,838,776
TOTAL COST OF REVENUES	16,078,820	(14,240,044)		1,838,776

GROSS PROFIT	3,820,806	(3,005,745)		815,061

OPERATING EXPENSES (INCOME)
Selling, general and administrative	2,354,521	(1,825,061)	(a)	529,460
Provision for (recovery of) doubtful accounts	(2,374,375)	2,419,118	(a)	44,743
TOTAL OPERATING INCOME	(19,854)	594,057		574,203

INCOME FROM OPERATIONS	3,840,660	(3,599,802)		240,858

OTHER INCOME (EXPENSE)
Interest income	1,788	(1,141)	(a)	647
Interest expense	(135,328)	135,328	(a)	-
Other income (expense), net	42,173	(50,501)	(a)	(8,328)
Total other expense, net	(91,367)	83,686		(7,681)

INCOME BEFORE INCOME TAXES	3,749,293	(3,516,116)		233,177

PROVISION FOR INCOME TAXES	739,284	(679,580)	(a)	59,704

NET INCOME	3,010,009	(2,836,536)		173,473

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(2,572,115)	1,607,340		(964,775)

COMPREHENSIVE INCOME (LOSS)	$437,894	$(1,229,196)		$(791,302)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted*	22,814,730			14,291,410

EARNINGS PER SHARE
Basic and diluted*	$0.13			0.01

*	Giving retroactive effect to the 2 for 1 split effected on June 20, 2018

(a)	These adjustments reflect the elimination of Hubei Shengrong operating revenues and costs.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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